UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

April 25, 2025

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, the Company entered into a new employment agreement with Aviv Hillo, who has been the Company’s General Counsel since June 2018 and Executive Vice President of Mergers and Acquisitions since May 2022. The new employment agreement, which is effective as of June 1, 2025, extends Mr. Hillo’s employment through June 1, 2027, and is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the agreement. The employment agreement provides that Mr. Hillo will receive an annual base salary of $456,000. In 2025, Mr. Hillo will be eligible for an annual performance-based cash bonus subject to the terms of the Company’s 2018 Incentive Compensation Plan and prorated based on the number of days from the Effective Date until the end of the year. Starting in 2026, and in subsequent years, Mr. Hillo will be eligible to receive an annual performance-based cash bonus in accordance with the Company’s Executives’ Short-Term Incentive Plan. In both 2025 and subsequent years, the target amount of such bonus will be equal to 55% of his annual base salary and the bonus amount will be based on meeting key performance indicators involving financial and strategic goals established by the Company with specific performance targets and potential awards determined by the Compensation Committee of the Company’s Board. Mr. Hillo will also be eligible to receive aggregate annual equity awards in accordance with the Company’s Executives’ Long-Term Incentive Plan equal to 55% of his annual base salary during the remainder of 2025 and through 2026. Such awards will be issued in the form of restricted stock units. Of such restricted stock units, 50% of the restricted stock units are designated as performance-based stock awards and will vest in four equal installments upon the achievement of specified escalating stock price thresholds, and 50% of the restricted stock units are designated as time-based stock awards and will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with the Company on the applicable vesting date and satisfying the key performance indicators and other performance criteria. In 2027 and any renewal terms, performance-based and time-based equity awards will be made at the discretion of the Compensation Committee of the Company’s Board and vesting terms will be included in any award agreements, with a bonus amount of up to 55% of Mr. Hillo’s annual base salary. The Company also agreed to grant Mr. Hillo a one-time performance-based award of $100,000 worth of restricted stock, vesting annually in equal one-third installments beginning on the first anniversary of the grant date. The above cash bonus and equity awards are subject to the Company’s “clawback” policies.

The other terms of Mr. Hillo’s new employment agreement closely followed the terms of his original employment agreement, dated May 19, 2022.

The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	General Counsel & EVP of M&A Employment Agreement, dated April 25, 2025, between Blink Charging Co. and Aviv Hillo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated:	April 29, 2025	By:	/s/ Michael C. Battaglia
		Name:	Michael C. Battaglia
		Title:	President and Chief Executive Officer

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